UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2013

Cryo-Cell International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, FL	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 1, 2013, Cryo-Cell International, Inc. (the “ Company”) entered into an Amendment Agreement (the “Amendment”) amending certain terms of the employment agreement dated March 5, 2012 (the “Employment Agreement”) with Oleg Mikulinsky, the Company’s Chief Information Officer (the “Executive”). The initial term of the Employment Agreement has concluded and an additional one-year term is effective May 1, 2013. Commencing on May 1, 2013 the Executive shall receive an annualized base salary (the “Base Salary”) of $165,000. Throughout the Term, the Executive shall be eligible for discretionary annual merit increases and/or other base salary adjustments as deemed appropriate by the Company’s Chief Executive Officer. The Executive’s Base Salary will be payable in equivalent bi-weekly installments, subject to usual and required payroll deductions, including, without limitation, applicable taxes.

Per the Amendment, in the event of the Executive’s voluntary resignation from the Company’s employment upon a Change in Control or the Executive’s employment is terminated upon or within one (1) year after a Change in Control, as defined in the Employment Agreement, or prior to the Change in Control if the Executive’s termination, demotion or relocation was either a condition of the Change in Control or was at the request of any person related to the Change in Control, and such termination was initiated by the Company without cause or by the Executive due to being requested to accept without cause a demotion or relocation:

(i)	The Company shall pay to the Executive any earned and accrued but unpaid installment of Base Salary through the date of resignation or termination, at the rate in effect on the date of termination, or if greater, on the date immediately preceding the date that a Change in Control occurs, and all other unpaid amounts to which the Executive is entitled as of the date of termination under any compensation plan or program of the Company, including, without limitation, all accrued vacation time. Stock options, shares of restricted stock, performance awards, stock appreciation rights, and LTI awards granted to Executive by the Company through the date of termination shall be treated in accordance with the applicable plans and policies of the Company. All outstanding stock options shall vest upon termination.

(ii)	In lieu of any further Base Salary, bonus payments and benefits to the Executive for periods subsequent to the date of resignation or termination, the Company shall pay as liquidated damages to the Executive, an amount equal to twelve (12) months of the Executive’s annual Base Salary at the rate in effect as of the date of termination, or if greater, on the date immediately preceding the date that a Change in Control occurs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.
(Registrant)

Date: May 6, 2013	By:	/s/ David Portnoy
	Name:	David Portnoy
	Title:	Chairman, Co-CEO